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                                                                     EXHIBIT 4.1

                               INCORPORATED UNDER
                                  THE LAWS OF
                                    VIRGINIA
VIRGINIA                                                           PERSEVERANDO
SIC SEMPER TYRANNIS



                     No. ____             ________ Shares


                         EASY MONEY HOLDING CORPORATION



     This certifies that _________________________________is the owner of ______
_________________________________ Shares of the Capital Stock of Easy Money Holding Corporation transferable only on the books of the Corporation by the holder hereof in person by Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officer and its Corporate Seal to be hereunto affixed.

                     This________ day of __________________ A.D.____

(SEAL)

                ___________________         _________________________
                President                   Secretary


                              SHARES ______ EACH